Exhibit 99.1

Portland, Oregon

December 2, 2009

FOR IMMEDIATE RELEASE

CASCADE CORPORATION ANNOUNCES FINANCIAL RESULTS FOR THE THIRD QUARTER ENDED OCTOBER 31, 2009

Cascade Corporation (NYSE: CASC) today reported its financial results for the third quarter ended October 31, 2009.

Overview

•

Net sales of $80.8 million for the third quarter of fiscal 2010 were 5% higher than net sales of $76.6 million for the second quarter of fiscal 2010. Third quarter fiscal 2010 net sales were 42% lower than net sales of $139.1 million for the prior year third quarter.

•

Our net income for the third quarter of fiscal 2010 was $157,000 ($0.01 per diluted share) compared to a net loss of $12.3 million ($1.14 loss per diluted share) for the second quarter of fiscal 2010 and net income of $10.4 million ($0.94 per diluted share) for the third quarter of fiscal 2009.

•

Fiscal 2010 third quarter results included $1.5 million of restructuring costs, primarily as a result of shutting down production activities at our attachment facility in The Netherlands. Second quarter restructuring costs totaled $11.6 million.

•	Using cash flows from operations we were able to pay down outstanding debt by $2.3 million during the quarter ended October 31, 2009 and $40 million during the nine months ended October 31, 2009.

•

The provision for income taxes in the third quarter of fiscal 2010 is primarily a result of taxes due in countries where we are generating income and taxes on foreign dividends related to the repatriation of cash to the U.S. We are currently unable to realize a tax benefit in several European countries where we have incurred losses.

Q3 vs Q2 Comparison (Fiscal 2010)

•

Net sales increased 5% during the third quarter of fiscal 2010 compared to the second quarter of fiscal 2010 due to higher sales volumes in North America, China and Asia Pacific, which offset lower volumes in Europe.

•

The consolidated gross profit percentage remained consistent at 24% during the third quarter of fiscal 2010 compared to the previous quarter. Increased margins in North America, China and Asia Pacific were offset by a decreased margin in Europe.

•	Selling and administrative costs decreased during the third quarter of fiscal 2010 compared to the second quarter of fiscal 2010, primarily due to lower costs in North America.

•	Operating income, excluding the impact of restructuring costs in Europe, was $1.6 million higher during the third quarter of fiscal 2010 compared to the previous quarter.

Cascade Corporation

December 2, 2009

Third Quarter Fiscal 2010 Summary

•	Summary financial results are outlined below (in thousands, except earnings per share):

Quarter ended October 31,	2009	2008	% Change
Net sales	$80,822	$139,134	(42)%
Gross profit	19,675	40,537	(51)%
Gross profit %	24%	29%
SG&A	16,965	20,751	(18)%
European restructuring costs	1,514	1,290	17%
Operating income	1,017	17,815	(94)%
Interest expense, net	513	1,102	(53)%
Foreign currency loss, net	133	1,745	(92)%
Income before taxes	371	14,968	(98)%
Provision for income taxes	214	4,553	(95)%
Effective tax rate	58%	30%
Net income	$157	$10,415	(98)%
Diluted earnings per share	$0.01	$0.94	(99)%

•

Consolidated net sales decreased 42% during the third quarter of fiscal 2010, excluding the impact of foreign currency changes, as a result of the decline in global economic conditions and a weak global lift truck market. Global lift truck shipments were down 44% compared to the prior year. Details of the change in net sales compared to the prior year third quarter follow (in thousands):

Revenue change	$(59,046)	(42)%
Foreign currency changes	734	0%

Total	$(58,312)	(42)%

•	The consolidated gross profit percentage decreased largely as a result of unabsorbed fixed and variable costs due to lower sales volumes primarily in Europe.

•	During the third quarter of fiscal 2010, we incurred restructuring costs of $1.5 million, primarily as a result of shutting down production activities at our facility in The Netherlands.

•	Selling and administrative expenses decreased 20%, excluding foreign currency changes, due to a reduction in personnel, marketing and other general costs.

Cascade Corporation

December 2, 2009

Market Conditions

•

Percentage changes in lift truck industry shipments, by region, as compared to the prior year and prior quarter are outlined below. Although lift truck unit shipments are an indicator of the general health of the industry, they do not necessarily correlate directly with the demand for our products.

	Shipments Q3 FY10 vs Q3 FY09	Shipments Q3 FY10 vs Q2 FY10
North America	(50)%	(18)%
Europe	(64)%	(12)%
Asia Pacific	(44)%	21%
China	(10)%	19%
Global	(44)%	4%

•	Percentage changes in third quarter fiscal 2010 lift truck industry orders, by region, as compared to the previous quarter, are outlined below:

Orders Q3 FY10 vs Q2 FY10
North America	(4)%
Europe	(6)%
Asia Pacific	1%
China	21%
Global	6%

•

Global lift truck shipments are at their lowest levels since the early 1980’s. The uncertain depth and duration of this recession makes it very difficult to estimate when the global lift truck market will begin to recover. However we are planning that global demand for lift trucks will continue to be at low levels through the remainder of fiscal 2010 and into fiscal 2011.

North America Summary

•	Summary financial results are outlined below (in thousands):

Quarter ended October 31,	2009	2008	% Change
Net sales	$40,215	$69,692	(42)%
Transfers between areas	4,097	7,696	(47)%

Net sales and transfers	44,312	77,388	(43)%
Gross profit	13,772	24,355	(43)%
Gross profit %	31%	31%
SG&A	9,329	11,304	(17)%
Loss on disposition of assets, net	—	15	—
Amortization	48	586	(92)%

Operating income	$4,395	$12,450	(65)%

Cascade Corporation

December 2, 2009

•

Net sales decreased 42%, excluding the impact of currency changes, primarily due to lower sales volumes as a result of the general economic downturn and a weak lift truck market. Details of the change in net sales over the prior year quarter follow (in thousands):

Revenue change	$(29,488)	(42)%
Foreign currency changes	11	0%

Total	$(29,477)	(42)%

•

The gross profit percentage remained consistent at 31% due to a favorable product and customer mix which offset significantly lower sales volumes. Some of our facilities in North America operated at reduced work schedules during the third quarter of fiscal 2010.

•	The decrease in selling and administrative costs was due to a reduction in personnel, advertising and other general costs.

Europe Summary

•	Summary financial results are outlined below (in thousands):

Quarter ended October 31,	2009	2008	% Change
Net sales	$18,555	$42,144	(56)%
Transfers between areas	567	460	23%

Net sales and transfers	19,122	42,604	(55)%
Gross profit (loss)	(2,113)	7,731	(127)%
Gross profit (loss) %	(11)%	18%
SG&A	4,526	6,073	(25)%
Loss (gain) on disposition of assets, net	56	(61)	—
Amortization	75	73	3%
Restructuring costs	1,514	1,290	17%

Operating income (loss)	$(8,284)	$356	—

•

Net sales decreased 56%, excluding the impact of currency changes, due to lower sales volumes as a result of general economic conditions and a weak lift truck market. Even though sales have significantly decreased, we believe we have maintained market share. Details of the change in net sales over the prior year quarter follow (in thousands):

Revenue change	$(23,565)	(56)%
Foreign currency changes	(24)	0%

Total	$(23,589)	(56)%

•

Our gross profit percentage decreased due to significantly lower sales volumes, which resulted in unabsorbed fixed and variable costs, higher product costs from transportation and import duties on goods shipped from North America and inventory write-offs due to restructuring. Most facilities in Europe operated under reduced work schedules during the third quarter of fiscal 2010. In addition, we recorded inventory write-downs of approximately $800,000 to reflect losses we expect to incur on certain customer orders which will be shipped in the future.

Cascade Corporation

December 2, 2009

•

Excluding the impact of currency changes, selling and administrative expenses decreased 25% in Europe due to lower personnel costs as result of headcount reductions made during our European restructuring activities and lower marketing, selling and travel costs.

•

Restructuring costs incurred during the third quarter of fiscal 2010 were primarily a result of shutting down production activities at our facility in The Netherlands. These costs included severance expense of $531,000, costs for movement of equipment and facility shutdowns of $968,000 and other costs of $15,000. We estimate future restructuring costs for The Netherlands will be minimal.

•

In October 2009 we initiated discussions with the local works council at our facility in Hagen, Germany regarding our intention to cease production operations there. Our current plans are to continue to maintain sales and certain administrative functions in Germany and shift production to other Cascade facilities. Using these facilities, we will be able to continue providing a full-range of products to our European customers. We estimate the costs for the Hagen restructuring to be approximately $10 million and will be incurred in the fourth quarter of fiscal 2010.

Asia Pacific Summary

•	Summary financial results are outlined below (in thousands):

Quarter ended October 31,	2009	2008	% Change
Net sales	$11,886	$17,291	(31)%
Transfers between areas	112	199	(44)%

Net sales and transfers	11,998	17,490	(31)%
Gross profit	3,283	3,640	(10)%
Gross profit %	27%	21%
SG&A	2,029	2,206	(8)%
Loss on disposition of assets, net	—	44	—

Operating income	$1,254	$1,390	(10)%

•

Net sales decreased 35%, excluding the impact of currency changes, due to lower sales volumes as a result of the general economic downturn and a weak lift truck market. Details of the change in net sales over the prior year quarter follow (in thousands):

Revenue change	$(6,133)	(35)%
Foreign currency changes	728	4%

Total	$(5,405)	(31)%

•	The gross profit percentage in Asia Pacific was higher than the prior year due to changes in product mix and fluctuations in foreign currency rates.

•	Selling and administrative costs decreased 15% in the current year, excluding the impact of currency changes, due to lower personnel, sales and other general costs.

Cascade Corporation

December 2, 2009

China Summary

•	Summary financial results are outlined below (in thousands):

Quarter ended October 31,	2009	2008	% Change
Net sales	$10,166	$10,007	2%
Transfers between areas	2,576	6,701	(62)%

Net sales and transfers	12,742	16,708	(24)%
Gross profit	4,733	4,811	(2)%
Gross profit %	37%	29%
SG&A	1,081	1,168	(7)%
Loss on disposition of assets, net	—	24	—

Operating income	$3,652	$3,619	1%

•

Net sales increased 2%, excluding currency changes, primarily due to a slight increase in sales volumes as a result of the partial recovery of the Chinese economy and lift truck market. Details of the change in net sales over the prior year quarter follow (in thousands):

Revenue change	$140	2%
Foreign currency changes	19	0%

Total	$159	2%

•	Gross margin percentages in China increased due to changes in product mix, price increases implemented in the prior year and lower intercompany transfers, which carry lower gross margins.

•	Selling and administrative costs decreased 8%, excluding currency changes, due to lower personnel and other general costs.

Other Matters:

•	On December 1, 2009, our Board of Directors declared a quarterly dividend of $0.01 per share, payable on January 28, 2010 to shareholders of record as of January 5, 2010.

•

Free cash flow, a non-GAAP measure, is defined as cash flow from operating activities less capital expenditures. The following table presents a summary of our free cash flow for the three and nine months ended October 31, 2009 and 2008.

	Three Months Ended October 31		Nine Months Ended October 31
	2009	2008	2009	2008
	(In thousands)		(In thousands)
Cash flow from operating activities	3,767	4,972	35,216	21,978
Capital expenditures	(1,426)	(3,546)	(3,257)	(13,585)

Free cash flow	$2,341	$1,426	$31,959	$8,393

Cascade Corporation

December 2, 2009

Forward Looking Statements:

This press release contains forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that a number of factors could cause our actual results to differ materially from any results indicated in this release or in any other forward-looking statements made by us, or on our behalf. These include among others, factors related to general economic conditions, interest rates, demand for materials handling products and construction equipment, performance of our manufacturing facilities and the cyclical nature of the materials handling and construction equipment industries. Further, historical information should not be considered an indicator of future performance. Additional considerations and important risk factors are described in our reports on Form 10-K and 10-Q and other filings with the Securities and Exchange Commission.

Earnings Call Information:

We will discuss our results in a conference call on Wednesday, December 2, 2009 at 2:00 pm PST. Robert C. Warren, Jr., President and Chief Executive Officer will host the call. The conference call can be accessed in the U.S. and Canada by dialing (866) 225-8754, International callers can access the call by dialing (480) 629-9692. Participants are encouraged to dial-in 15 minutes prior to the beginning of the call. A replay will be available for 48 hours after the live broadcast and can be accessed by dialing (800) 406-7325 and entering passcode 4166329, or internationally, by dialing (303) 590-3030 and entering passcode 4166329.

The call will be simultaneously webcast and can be accessed on the Investor Relations page of the company’s website, www.cascorp.com. Listeners should go to the website at least 15 minutes early to register, download and install any necessary audio software.

About Cascade Corporation:

Cascade Corporation, headquartered in Fairview, Oregon, is a leading international manufacturer of materials handling products used primarily on lift trucks. Additional information on Cascade is available on its website, www.cascorp.com.

Contact

Joseph G. Pointer

Chief Financial Officer

Cascade Corporation

Phone (503) 669-6300

Email: investorrelations@cascorp.com

Cascade Corporation

December 2, 2009

CASCADE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited - in thousands, except per share amounts)

	Three Months Ended October 31		Nine Months Ended October 31
	2009	2008	2009	2008
Net sales	$80,822	$139,134	$233,781	$439,104
Cost of goods sold	61,147	98,597	181,104	313,502

Gross profit	19,675	40,537	52,677	125,602

Selling and administrative expenses	16,965	20,751	52,971	67,615
Loss on disposition of assets, net	56	22	90	167
Amortization	123	659	356	2,001
European restructuring costs	1,514	1,290	17,880	1,738

Operating income (loss)	1,017	17,815	(18,620)	54,081
Interest expense	586	1,234	1,383	3,475
Interest income	(73)	(132)	(243)	(399)
Foreign currency loss, net	133	1,745	284	2,372

Income (loss) before provision for income taxes	371	14,968	(20,044)	48,633
Provision for income taxes	214	4,553	4,175	16,865

Net income (loss)	$157	$10,415	$(24,219)	$31,768

Basic earnings (loss) per share	$0.01	$0.96	$(2.24)	$2.94
Diluted earnings (loss) per share	$0.01	$0.94	$(2.24)	$2.86

Basic weighted average shares outstanding	10,824	10,801	10,813	10,792
Diluted weighted average shares outstanding	11,004	11,101	10,813	11,107

Cascade Corporation

December 2, 2009

CASCADE CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited - in thousands, except per share amounts)

	October 31 2009	January 31 2009
ASSETS
Current assets:
Cash and cash equivalents	$15,540	$31,185
Accounts receivable, less allowance for doubtful accounts of $1,390 and $1,441	54,383	64,568
Inventories	71,797	90,806
Deferred income taxes	4,421	4,712
Prepaid expenses and other	15,939	13,603

Total current assets	162,080	204,874
Property, plant and equipment, net	88,330	93,826
Goodwill	83,947	74,387
Deferred income taxes	20,157	21,347
Intangible assets, net	813	1,151
Other assets	2,249	1,998

Total assets	$357,576	$397,583

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Notes payable to banks	$3,134	$2,255
Current portion of long-term debt	500	501
Accounts payable	20,997	19,704
Accrued payroll and payroll taxes	8,145	7,992
Accrued restructuring costs	2,979	699
Other accrued expenses	12,001	12,005

Total current liabilities	47,756	43,156
Long-term debt, net of current portion	59,124	100,007
Accrued environmental expenses	3,265	3,748
Deferred income taxes	2,568	2,337
Employee benefit obligations	7,571	7,413
Other liabilities	4,057	3,955

Total liabilities	124,341	160,616

Shareholders’ equity:
Common stock, $.50 par value, 40,000 authorized shares; 10,885 and 10,852 shares issued and outstanding	5,443	5,426
Additional paid-in capital	6,409	3,574
Retained earnings	194,286	219,700
Accumulated other comprehensive income	27,097	8,267

Total shareholders’ equity	233,235	236,967

Total liabilities and shareholders’ equity	$357,576	$397,583

Cascade Corporation

December 2, 2009

CASCADE CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited - in thousands)

	Nine Months Ended October 31
	2009	2008
Cash flows from operating activities:
Net income (loss)	$(24,219)	$31,768
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Fixed asset write off due to restructuring	4,829	—
Depreciation	9,064	10,666
Amortization	356	2,001
Share-based compensation	2,852	3,271
Deferred income taxes	1,736	(803)
Loss on disposition of assets, net	90	167
Changes in operating assets and liabilities:
Accounts receivable	15,477	(5,135)
Inventories	27,281	(17,488)
Prepaid expenses and other	862	(2,220)
Accounts payable and accrued expenses	(73)	(2,753)
Income taxes payable and receivable	(2,138)	2,160
Other assets and liabilities	(901)	344

Net cash provided by operating activities	35,216	21,978

Cash flows from investing activities:
Capital expenditures	(3,257)	(13,585)
Proceeds from disposition of assets	166	505

Net cash used in investing activities	(3,091)	(13,080)

Cash flows from financing activities:
Cash dividends paid	(1,087)	(6,290)
Payments on long-term debt	(76,859)	(49,823)
Proceeds from long-term debt	36,000	51,500
Notes payable to banks, net	838	2,543
Common stock issued under share-based compensation plans	—	130
Common stock repurchased	—	(3,220)
Tax effect from share-based compensation awards	—	(73)

Net cash provided by (used in) financing activities	(41,108)	(5,233)

Effect of exchange rate changes	(6,662)	8,375

Change in cash and cash equivalents	(15,645)	12,040
Cash and cash equivalents at beginning of period	31,185	21,223

Cash and cash equivalents at end of period	$15,540	$33,263